                              CONSULTING AGREEMENT


     CONSULTING AGREEMENT ("Agreement") made in Bensenville, Illinois this 1st day of May, 1998, between M-WAVE, INC., a Delaware corporation (the "Company"), and MICHAEL BAYLES ("Bayles").

     WHEREAS, the Company desires to secure the services of Bayles as a business consultant to the Company; and

     WHEREAS, Bayles is willing to make his services available to the Company on the terms and conditions set forth below,

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Relationship. The Company hereby retains Bayles and Bayles hereby agrees to be retained, on the following terms, as a business consultant to the Company.

     2. Term. The term of this Agreement shall commence on the date hereof and terminate in accordance with the provisions of Section 8 hereof.

     3. Duties. During the term of this Agreement, Bayles shall consult with and render advice to the Company regarding all aspects of the Company's business. Bayles shall provide such consulting services during reasonable business hours upon request by one or more of the directors or officers of the Company; provided, however, that Bayles shall have no obligation to devote more than 20% of his business time to such consulting services. Bayles shall have no obligation at any time to go to any office or place of business of the Company, but shall make himself available for consultation by phone during reasonable business hours. Notwithstanding the foregoing, during the term of this Agreement, Bayles agrees that he shall use his best efforts to make himself available in person a minimum of five times each calendar month at the Company's executive offices at such times as may be reasonably requested by an executive officer of the Company upon reasonable notice to Bayles for meetings and/or discussions relating to the Company and its business.

     4. Compensation. As compensation for services rendered hereunder, the Company shall pay Bayles the following: (i) Forty-Seven Thousand Five Hundred Dollars ($47,500) per year as consulting fees to Bayles, payable in equal monthly installments on the last business day of each calendar month (or on such other basis as the parties hereto shall agree); (ii) Thirty Five Thousand Dollars ($35,000) on September 1, 1998 provided that Bayles shall have provided consulting services to the Company in accordance with this Agreement through such date; and (iii) Fifteen Thousand Dollars ($15,000) on March 31, 2000 provided that Bayles shall have provided consulting services to the Company in accordance with this Agreement through such date. Notwithstanding the foregoing in the event of a Change of Control (as defined in the Company's 1992 Stock Option Plan, as amended and restated (the "Option Plan"), the bonuses set forth in clauses (ii) and (iii) shall become immediately due and payable provided that Bayles has not terminated this Agreement prior to the closing of such Change of Control.

     5. Employee Benefits. Bayles acknowledges that he shall not be entitled by reason of his services under this Agreement to participate in any of the Company's incentive, savings or retirement plans, practices, policies and programs. Bayles hereby expressly waives his right (if any) to participate in any such incentive, savings or retirement plans, practices, policies and programs, irrespective of his status during the term of this Agreement or any change therein; provided, however, that nothing in this Agreement shall waive or limit Bayles' right to post-employment benefits under any incentive, savings or retirement plan, practice, policy or program of the Company attributable to his service with the Company as an employee.






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


     6. Taxes. Bayles acknowledges that he is retained under this Agreement as an independent contractor and that the Company will not withhold federal or state income taxes from the compensation due under this Agreement, will not contribute on his behalf under the Federal Insurance Contributions Act or the Federal Unemployment Tax Act or any comparable state program, and will not withhold Bayles' share of contributions to such programs from his compensation. Bayles agrees that he is exclusively liable for the payment of federal and state income taxes, including estimated taxes, and the payment of any self-employment tax; and will indemnify the Company and hold it harmless from and against any liability imposed on the Company for taxes, interest and penalties attributable to any failure by Bayles to pay income and self-employment taxes applicable to Bayles as an independent contractor.

     7. Options. Bayles acknowledges that the employee stock options set forth below originally granted to him under the Option Plan are cancelled pursuant to Section 14 of the Option Plan and have been replaced by substituted awards under Section 14 of the Option Plan as set forth in the Stock Option Agreement attached hereto as an Exhibit.


                           Shares                 Strike Price
                           ------                 ------------
                           50,000                    $2.75
                           70,000                     7.50
                           90,000                    10.00


     8. Termination. This Agreement may be terminated on or after September 1, 1998 upon 30 days prior written notice to the other party. Notwithstanding the foregoing, this Agreement may be immediately terminated by the Company at any time for Cause. For purposes of this Agreement, "Cause" shall mean (i) the commission by Bayles of any felony or other crime involving dishonesty, fraud or moral turpitude, or (ii) wilful or habitual neglect of Bayles' duties as specified in this Agreement.




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


     9. Notice. Any notice or other communication required, permitted or desirable hereunder shall be sufficiently given if hand-delivered or sent by registered or certified mail, return receipt requested, postage prepaid, and addressed:

                  If to the Company, to:

                  M-Wave, Inc.
                  215 Park Street
                  Bensenville, IL  60106
                  Attention:  Chairman

                  If to Bayles, to:

                  Michael Bayles
                  4130 Grand Avenue
                  Western Springs, IL  60558


     10. Waiver; Remedies. No failure by either party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, and no single or partial exercise by either party of any such right, power or remedy shall preclude other or future exercise thereof or the exercise of any other right, power or remedy. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.

     11. Modification. This Agreement may be amended only by a written instrument or multiple counterparts thereof executed by the parties hereto.

     12. Binding Effect. This Agreement may not be assigned by either party hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and the heirs and legal representatives of Bayles.

     13. Savings Clause. The provisions of this Agreement shall be considered to be separable and independent of each other, and if any provision of this Agreement or the application thereof in any circumstances shall be held invalid or unenforceable, the remaining provisions of this Agreement and the application of such provision in other circumstances shall not be affected thereby.

     14. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     15. Governing Law. This Agreement is made in, and shall be governed by and construed in accordance with, the laws of Illinois.

     16. Counterparts. This Agreement may be executed in two or more counterparts, both or all of which, in the aggregate, shall be construed to be one agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date and at the place first written above.


                                            M-WAVE, INC.

                                            By:
                                               ---------------------------------



                                            ------------------------------------
                                                        MICHAEL BAYLES





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

                                  M-WAVE, INC.

                             STOCK OPTION AGREEMENT

     THIS AGREEMENT is made as of the 1st day of May, 1998 by and between M-Wave, Inc. a Delaware corporation (the "Company"), and Michael Bayles ("Grantee").

     Grantee is employed by the Company. By granting this option, Company desires to carry out the purposes of the M-Wave, Inc. 1992 Stock Option Plan, as amended and restated, a copy of which has been furnished Grantee.

     Company and Grantee agree as follows:

     1. Effective May 1, 1998 (the "Grant Date"), Company grants to Grantee a stock option (the "Option") to purchase 210,000 shares (the "Shares") of the Company's Common Stock. The Option shall be subject to all of the terms and conditions of the Plan and this Agreement.

     2. Subject to the provisions of paragraph 4, 5 and 6 hereof, the Option becomes exercisable at the times and at the exercise prices shown below:




         # OF SHARES                    EXERCISE                                      DATE
           SUBJECT                       PRICE                    NUMBER OF          FIRST
          TO OPTION                     PER SHARE             SHARES EXERCISABLE   EXERCISABLE
         -----------                    ---------             ------------------   -----------
           50,000                        $2.75                      20,000            5/1/98
                                                                    17,500            5/1/99
                                                                    12,500            5/1/00

           70,000                        $6.10                      28,000            5/1/98
                                                                    24,500            5/1/99
                                                                    17,500            5/1/00

           90,000                        $8.80                      36,000            5/1/98
                                                                    31,500            5/1/99
                                                                    22,500            5/1/00


provided, however, that each exercise shall be for not less than the lesser of 100 Shares or all Shares then subject to this Option.

     3. If any applicable taxes are required to be withheld at the time of exercise or issuance, Grantee agrees to pay to the Company the amount of any such taxes, including Federal and state, thereafter required to be withheld or collected in respect to the issuance of exercise of these Shares as is determined by the Company's legal or tax counsel.

     4. This Option shall terminate ten (10) years from the Grant Date, subject to earlier termination as provided herein or in the Plan.

     5. If Grantee is terminated for Cause (as defined in that certain Consulting Agreement dated May 1, 1998 between Grantee and the Company (the "Agreement") or as defined in the Plan), any unexercised portion of the Option shall terminate immediately upon the termination. If the Consulting Agreement is terminated for any reason other than Cause (as defined in the Agreement), the Option shall terminate thirty (30) days after termination of such Agreement. Any of the provisions of this paragraph 5 to the contrary notwithstanding, in no event shall any portion of the Option be exercised after the end of the maximum term of the Option provided for in paragraph 4 hereof.

     6. Notwithstanding any of the provisions herein to the contrary, (a) the Option shall not be exercisable during the first six months after the Grant Date and (b) subject to the provisions of (a), in the event of a Change of Control (as defined in the Plan), all unvested options shall automatically become immediately vested and exercisable.

     7. The number of Shares covered by this Agreement and the exercise price for the Shares shall be appropriately adjusted as determined by the Plan Committee to reflect any stock dividend, stock split, reverse stock split, share combination, re-capitalization, merger, consolidation, asset spin-off, reorganization, or similar event, of or by the Company.

     8. This Option is non-transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined by the Internal Revenue Code ("Code")), and is exercisable, during the Grantee's lifetime, only by him.

     9. The Option granted herein is intended to be a non-qualified option and will not be treated as an option meeting the requirements of Section 422(b) of the Code.

     10. The Stock Option Agreement supersedes all prior oral or written proposals, negations, representations, communications, writings and agreements between you and the Company.

     11. This Stock Option Agreement cancels with the consent of the Grantee all other stock options hitherto granted to the Grantee and not exercised prior to the date hereof, and substitutes the foregoing new Options therefor, pursuant to Section 14 of the Plan.




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



     IN WITNESS WHEREOF, the parties have executed this Agreement of the date first above written.



M-WAVE, INC.:


By:
   -------------------------------------------
Title:
      ----------------------------------------

GRANTEE:



----------------------------------------------
Michael Bayles


ATTEST:



----------------------------------------------
Secretary




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